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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (No. 33-34019 and No. 333-01019) of Calgon Carbon Corporation of our report dated February 3, 1997 except as to Note 7, which is as of March 3, 1997, appearing on page 20 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219-2793
March 25, 1997

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